Exhibit 99.1

DoubleVerify Reports Third Quarter 2023 Financial Results

Increased Revenue by 28% Year-over-Year to $144.0 Million Driven by Global Growth in Social, CTV Measurement and Programmatic Activation

Achieved Net Income of $13.3 Million and Adjusted EBITDA of $45.7 Million, representing a 32% Adjusted EBITDA margin

Completed the Acquisition of Scibids, the Global Leader in AI Powered Digital Campaign Optimization

NEW YORK – November 9, 2023 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the third quarter ended September 30, 2023.

“We delivered an outstanding third quarter with business momentum far outpacing the industry and our competitors across all key geographies and digital media environments. We also completed the acquisition of Scibids, an AI powered optimization platform that will dynamically optimize DV & client  data in programmatic activation applications, creating a highly differentiated product offering,” said Mark Zagorski, CEO of DoubleVerify. “We grew Advertiser revenue by 32% year-over-year in Q3, fueled by market share gains across Measurement and Activation, both of which delivered more than 30% growth on a year-over-year basis. Our strong business performance was driven by existing customers meaningfully growing their use of DV’s solutions as well as expanding market share through recently won customers ramping business on our platform. Rapid, AI-driven product innovation and unparalleled global coverage across Social, Programmatic, CTV and Retail Media environments have made DV the end-to-end platform for reducing media waste and maximizing campaign effectiveness with advertisers continuing to turn to DV solutions to optimize their media investment while protecting their brand equity.”

Third Quarter 2023 Financial Highlights:

(All comparisons are to the third quarter of 2022)

●	Total revenue of $144.0 million, an increase of 28%.
●	Activation revenue of $81.7 million, an increase of 31%.
●	Measurement revenue of $51.3 million, an increase of 32%.
o	Media Transactions Measured (“MTM”) for Social and CTV increased by 61% and 29%, respectively.
o	International measurement revenue increased by 62% with EMEA growth of 75% and APAC growth of 46%.
●	Supply-Side revenue of $11.0 million, a decrease of 2%.
●	Net income of $13.3 million and adjusted EBITDA of $45.7 million, which represented a 32% adjusted EBITDA margin.

Third Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 32% year-over-year in the third quarter primarily due to a 27% increase in Media Transactions Measured (“MTM”) and a 2% increase in Measured Transaction Fee (“MTF”).

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the third quarter.

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by 40% year-over-year in the third quarter primarily due to volume expansion by large existing global advertisers as well as by new customer activations.

●	Drove global market share growth through product upsells, international expansion and new enterprise logo wins. Notable new business wins include:
○	Expansions: Uber and Colgate
○	New enterprise customer wins: Total Energie, Miele, Mizkan, Riyadh Expo and Saudi Coffee Company

●	Planned testing third-party brand suitability verification for Facebook and Instagram Feed, as well as Instagram and Facebook Reels in the fourth quarter.

●	Expanded measurement capabilities by being the first third-party verification solution to offer brand suitability, viewability, attention, fraud and invalid traffic protection to advertisers using Amazon custom audiences in Amazon DSP.

●	Expanded fraud, viewability and geo coverage to Twitch inventory via both Amazon’s DSP and the Twitch Ad Server.

●	Developing platform-wide invalid traffic detection and viewability verification on Instacart, the leading grocery technology company in North America, to enable media verification and maximize advertiser performance across the platform.

●	Partnered with Attain to directly connect attention data to real-time sales, at scale. Advertisers working with both companies have the unique advantage of connecting attention metrics with sales outcomes, enabling a more comprehensive understanding of the consumer’s path from ad exposure and engagement to purchase.

●	Partnered with Magnite to provide brand safety and contextual insights to evaluate premium quality publishers.

●	Launched a platform-wide agreement with Liftoff to provide invalid traffic detection and avoidance across the Vungle Exchange, helping advertisers ensure their ads are seen by real people.

“We expanded DV’s global footprint within our existing customer base and ramped our recent customer wins as demand for our solutions rose across key digital media environments, especially on Social,” said Nicola Allais, CFO of DoubleVerify. “DV’s 28% year-over-year revenue growth and 32% adjusted EBITDA margins in the third quarter underscore the strength of our platform as well as our ability to balance innovation and new business growth with strong profitability and cash flow generation. We are pleased to be raising our revenue and adjusted EBITDA guidance for the full year, while reiterating our industry-leading revenue growth and profitability expectations for the fourth quarter as we continue to meaningfully outpace the digital advertising industry and gain market share.”

Fourth Quarter and Full-Year 2023 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Fourth Quarter 2023:

●	Revenue of $170 to $174 million, a year-over-year increase of 29% at the midpoint.
●	Adjusted EBITDA in the range of $57 to $61 million, representing a 34% margin at the midpoint.

Full Year 2023:

●	Revenue of $570 to $574 million, a year-over-year increase of 27% at the midpoint.
●	Adjusted EBITDA in the range of $179 to $183 million, representing a 32% margin at the midpoint.

With respect to the Company’s expectations under "Fourth Quarter and Full Year 2023 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its third quarter 2023 financial results at 4:30 p.m. Eastern Time today, November 9, 2023. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms and Notes

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	September 30, 2023	December 31, 2022
Assets:
Current assets
Cash and cash equivalents	$259,212	$267,813
Trade receivables, net of allowances for doubtful accounts of $10,397 and $8,893 as of September 30, 2023 and December 31, 2022, respectively	190,673	167,122
Prepaid expenses and other current assets	19,473	10,161
Total current assets	469,358	445,096
Property, plant and equipment, net	55,764	47,034
Operating lease right-of-use assets, net	61,480	64,692
Goodwill	431,307	343,011
Intangible assets, net	147,306	135,429
Deferred tax assets	7,983	35
Other non-current assets	1,981	1,731
Total assets	$1,175,179	$1,037,028
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$9,638	$6,675
Accrued expenses	41,751	33,085
Operating lease liabilities, current	9,080	7,041
Income tax liabilities	—	11,953
Current portion of finance lease obligations	3,101	1,846
Contingent consideration	1,193	—
Other current liabilities	9,987	8,310
Total current liabilities	74,750	68,910
Operating lease liabilities, non-current	72,802	74,086
Finance lease obligations	3,406	779
Deferred tax liabilities	9,334	12,890
Other non-current liabilities	3,602	3,504
Total liabilities	163,894	160,169
Commitments and contingencies (Note 14)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 169,918 shares issued and 169,905 outstanding as of September 30, 2023; 1,000,000 shares authorized, 165,448 shares issued and 165,417 outstanding as of December 31, 2022	170	165
Additional paid-in capital	857,561	756,299
Treasury stock, at cost, 13 shares and 31 shares as of September 30, 2023 and December 31, 2022, respectively	(397)	(796)
Retained earnings	165,878	127,517
Accumulated other comprehensive loss, net of income taxes	(11,927)	(6,326)
Total stockholders’ equity	1,011,285	876,859
Total liabilities and stockholders' equity	$1,175,179	$1,037,028

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$143,974	$112,254	$400,312	$318,782
Cost of revenue (exclusive of depreciation and amortization shown separately below)	26,466	19,323	76,609	55,036
Product development	32,315	23,932	92,811	68,742
Sales, marketing and customer support	32,971	27,118	90,220	78,535
General and administrative	23,280	19,395	63,223	60,599
Depreciation and amortization	10,706	8,089	29,365	25,446
Income from operations	18,236	14,397	48,084	30,424
Interest expense	288	226	791	681
Other (income) expense, net	(1,633)	231	(6,843)	422
Income before income taxes	19,581	13,940	54,136	29,321
Income tax expense	6,234	3,609	15,775	4,121
Net income	$13,347	$10,331	$38,361	$25,200
Earnings per share:
Basic	$0.08	$0.06	$0.23	$0.15
Diluted	$0.08	$0.06	$0.22	$0.15
Weighted-average common stock outstanding:
Basic	168,606	164,297	166,937	163,512
Diluted	173,980	170,876	172,812	170,558
Comprehensive income:
Net income	$13,347	$10,331	$38,361	$25,200
Other comprehensive loss:
Foreign currency cumulative translation adjustment	(6,417)	(4,630)	(5,601)	(11,834)
Total comprehensive income	$6,930	$5,701	$32,760	$13,366

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated
							Other
							Comprehensive
					Additional		Income (Loss)	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2023	165,448	$165	31	$(796)	$756,299	$127,517	$(6,326)	$876,859
Foreign currency translation adjustment	—	—	—	—	—	—	1,193	1,193
Shares repurchased for settlement of employee tax withholdings	—	—	30	(787)	—	—	—	(787)
Stock-based compensation expense	—	—	—	—	11,992	—	—	11,992
Common stock issued upon exercise of stock options	527	1	—	—	1,765	—	—	1,766
Common stock issued upon vesting of restricted stock units	182	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(35)	914	(914)	—	—	—
Net income	—	—	—	—	—	12,175	—	12,175
Balance as of March 31, 2023	166,157	$166	26	$(669)	$769,142	$139,692	$(5,133)	$903,198
Foreign currency translation adjustment	—	—	—	—	—	—	(377)	(377)
Shares repurchased for settlement of employee tax withholdings	—	—	57	(1,966)	—	—	—	(1,966)
Stock-based compensation expense	—	—	—	—	15,399	—	—	15,399
Common stock issued under employee purchase plan	49	—	—	—	1,138	—	—	1,138
Common stock issued upon exercise of stock options	711	1	—	—	3,990	—	—	3,991
Common stock issued upon vesting of restricted stock units	333	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(67)	2,107	(2,107)	—	—	—
Net income	—	—	—	—	—	12,839	—	12,839
Balance as of June 30, 2023	167,250	$167	16	$(528)	$787,562	$152,531	$(5,510)	$934,222
Foreign currency translation adjustment	—	—	—	—	—	—	(6,417)	(6,417)
Shares repurchased for settlement of employee tax withholdings	—	—	28	(945)	—	—	—	(945)
Issuance of common stock as consideration for acquisition	1,642	2	—	—	52,935	—	—	52,937
Stock-based compensation expense	—	—	—	—	16,088	—	—	16,088
Common stock issued upon exercise of stock options	653	1	—	—	2,052	—	—	2,053
Common stock issued upon vesting of restricted stock units	373	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(31)	1,076	(1,076)	—	—	—
Net income	—	—	—	—	—	13,347	—	13,347
Balance as of September 30, 2023	169,918	$170	13	$(397)	$857,561	$165,878	$(11,927)	$1,011,285

Balance as of January 1, 2022	162,347	$162	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	(1,570)	(1,570)
Shares repurchased for settlement of employee tax withholdings	—	—	41	(1,058)	—	—	—	(1,058)
Stock-based compensation expense	—	—	—	—	10,994	—	—	10,994
Common stock issued to non-employees	4	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	572	1	—	—	1,677	—	—	1,678
Common stock issued upon vesting of restricted stock units	195	—	—	—	—	—	—	—
Net income	—	—	—	—	—	4,579	—	4,579
Balance as of March 31, 2022	163,118	$163	91	$(2,860)	$729,899	$88,828	$(2,341)	$813,689
Foreign currency translation adjustment	—	—	—	—	—	—	(5,634)	(5,634)
Shares repurchased for settlement of employee tax withholdings	—	—	320	(8,133)	—	—	—	(8,133)
Stock-based compensation expense	—	—	—	—	9,517	—	—	9,517
Common stock issued under employee purchase plan	41	—	—	—	768	—	—	768
Common stock issued upon exercise of stock options	176	—	—	—	838	—	—	838
Common stock issued upon vesting of restricted stock units	798	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(128)	3,447	(3,447)	—	—	—
Net income	—	—	—	—	—	10,290	—	10,290
Balance as of June 30, 2022	164,133	$164	283	$(7,546)	$737,574	$99,118	$(7,975)	$821,335
Foreign currency translation adjustment	—	—	—	—	—	—	(4,630)	(4,630)
Shares repurchased for settlement of employee tax withholdings	—	—	19	(492)	—	—	—	(492)
Stock-based compensation expense	—	—	—	—	11,080	—	—	11,080
Common stock issued upon exercise of stock options	490	1	—	—	2,390	—	—	2,391
Common stock issued upon vesting of restricted stock units	110	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(265)	7,036	(7,036)	—	—	—
Net income	—	—	—	—	—	10,331	—	10,331
Balance as of September 30, 2022	164,733	$165	37	$(1,002)	$744,008	$109,449	$(12,605)	$840,015

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
(in thousands)	2023	2022
Operating activities:
Net income	$38,361	$25,200
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	6,901	3,629
Depreciation and amortization expense	29,365	25,446
Amortization of debt issuance costs	221	221
Non-cash lease expense	4,899	5,534
Deferred taxes	(19,721)	(5,974)
Stock-based compensation expense	42,771	31,224
Interest expense	176	7
Loss on disposal of fixed assets	5	1,353
Impairment of long-lived assets	—	1,510
Other	874	318
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	(25,787)	(23,842)
Prepaid expenses and other assets	(9,370)	(2,110)
Trade payables	2,475	3,452
Accrued expenses and other liabilities	(3,484)	(7,607)
Net cash provided by operating activities	67,686	58,361
Investing activities:
Purchase of property, plant and equipment	(12,309)	(27,719)
Acquisition of businesses, net of cash acquired	(67,240)	—
Net cash (used in) investing activities	(79,549)	(27,719)
Financing activities:
Proceeds from revolving credit facility	50,000	—
Payments to revolving credit facility	(50,000)	—
Payment of contingent consideration related to Zentrick acquisition	—	(3,247)
Proceeds from common stock issued upon exercise of stock options	7,810	4,907
Proceeds from common stock issued under employee purchase plan	1,138	768
Payments related to offering costs	—	(6)
Finance lease payments	(1,605)	(1,286)
Shares repurchased for settlement of employee tax withholdings	(3,698)	(9,683)
Net cash provided by (used in) financing activities	3,645	(8,547)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(389)	(1,015)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(8,607)	21,080
Cash, cash equivalents, and restricted cash - Beginning of period	267,938	221,725
Cash, cash equivalents, and restricted cash - End of period	$259,331	$242,805

Cash and cash equivalents	$259,212	$242,687
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	119	118
Total cash and cash equivalents and restricted cash	$259,331	$242,805
Supplemental cash flow information:
Cash paid for taxes	$52,738	$10,210
Cash paid for interest	$427	$519
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$2,017	$80,060
Acquisition of equipment under finance lease	$5,479	$—
Capital assets financed by accounts payable and accrued expenses	$—	$5,305
Stock-based compensation included in capitalized software development costs	$708	$367
Common stock issued in connection with acquisition	$52,937	$—
Liabilities for contingent consideration	$1,193	$—

Comparison of the Three and Nine Months Ended September 30, 2023 and September 30, 2022

Revenue

	Three Months Ended September 30,		Change	Change	Nine Months Ended September 30,		Change	Change
	2023	2022	$	%	2023	2022	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$81,700	$62,170	$19,530	31%	$229,534	$175,696	$53,838	31%
Measurement	51,263	38,847	12,416	32	137,637	111,584	26,053	23
Supply-side customer	11,011	11,237	(226)	(2)	33,141	31,502	1,639	5
Total revenue	$143,974	$112,254	$31,720	28%	$400,312	$318,782	$81,530	26%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In Thousands)		(In Thousands)
Net income	$13,347	$10,331	$38,361	$25,200
Net income margin	9%	9%	10%	8%
Depreciation and amortization	10,706	8,089	29,365	25,446
Stock-based compensation	15,791	10,971	42,771	31,224
Interest expense	288	226	791	681
Income tax expense	6,234	3,609	15,775	4,121
M&A and restructuring costs (a)	921	39	1,621	1,219
Offering, IPO readiness and secondary offering costs (b)	286	726	595	726
Other (recoveries) costs (c)	(267)	(228)	(800)	3,659
Other (income) expense (d)	(1,633)	231	(6,843)	422
Adjusted EBITDA	$45,673	$33,994	$121,636	$92,698
Adjusted EBITDA margin	32%	30%	30%	29%

(a)	M&A and restructuring costs for the three and nine months ended September 30, 2023 consist of transaction costs related to the acquisition of Scibids Technology SAS (“Scibids”). M&A and restructuring costs for the three and nine months ended September 30, 2022 consist of transaction costs, integration and restructuring costs related to the acquisition of OpenSlate.
(b)	Offering, IPO readiness and secondary offering costs for the three and nine months ended September 30, 2023 consist of third-party costs incurred for underwritten secondary public offerings by certain stockholders of the Company. Offering, IPO readiness and secondary offering costs for the three and nine months ended September 30, 2022 consist of third-party costs incurred for the Company’s filing of a “shelf” registration statement on Form S-3.

(c)	Other recoveries for the three and nine months ended September 30, 2023 consist of sublease income for leased office space. For the three and nine months ended September 30, 2022, other (recoveries) costs consist of sublease income for lease office space, offset by costs related to the departures of the Company’s former Chief Operating Officer and Chief Customer Officer, impairment related to a subleased office space and costs related to the disposal of furniture for unoccupied lease office space.
(d)	Other (income) expense for the three and nine months ended September 30, 2023 and September 30, 2022 consist of interest income earned on interest-bearing monetary assets, and of the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2023	2022	2023	2022
Product development	$6,235	$3,665	$16,589	$10,575
Sales, marketing and customer support	4,945	4,302	13,198	10,718
General and administrative	4,611	3,004	12,984	9,931
Total stock-based compensation	$15,791	$10,971	$42,771	$31,224

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Fourth Quarter and Full-Year 2023 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on March 1, 2023, Form 10-Q filed with the SEC on July 31, 2023 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com